EXHIBIT B

POWER OF ATTORNEY

Know all by these present, that I, Oliver Paul Weisberg, hereby make, constitute and appoint Henry Li, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Director of Blue Pool Management Ltd., an exempted company incorporated with limited liability in the Cayman Islands, all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations promulgated thereunder, including, without limitation, (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act, including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto; (b) any joint filing agreements pursuant to Rule 13d-1(k) under the Act; and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5, and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of this attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall remain in full force and effect until the earlier of it being (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, this 28th day of May 2021.

/s/ Oliver Paul Weisberg
Oliver Paul Weisberg